BMC
BMC Industries, Inc.
One Meridian Crossings, Suite 850
Minneapolis, MN 55423
Website: www.bmcind.com

NEWS RELEASE

CONTACT:	CURTIS E. PETERSEN	(NYSE: BMM)
	(952) 851-6030	FOR IMMEDIATE RELEASE

BMC Industries Receives Bank Waiver Extension

MINNEAPOLIS, July 16, 2003 - BMC Industries, Inc. (NYSE: BMM) today announced that its banks have granted the company an additional 60-day waiver of certain covenants under its credit facility.  BMC received an initial two-week waiver on June 30, 2003, following notice by BMC to its bank group that the company expected to fall outside of compliance with certain covenants and obligations under its credit facility as of June 30, 2003.  The waiver announced today, extends the time period for BMC to make certain scheduled principal and fee payments.  In addition, the banks and the Company have agreed that no additional borrowings will be extended during the waiver period.  Discussions continue between BMC, its banks and the company's advisors, regarding a longer-term resolution of the situation.

About BMC Industries

BMC Industries, founded in 1907, comprises two business segments: Buckbee-Mears and Optical Products.  The Buckbee-Mears group offers a range of services and manufacturing capabilities to meet the most demanding precision metal manufacturing needs.  The group is also the only North American manufacturer of aperture masks, a key component in color television picture tubes.

The Optical Products group, operating under the Vision-Ease Lens trade name, is a leading designer, manufacturer and distributor of polycarbonate, glass and plastic eyewear lenses.  Vision-Ease Lens is a technology and a market share leader in the polycarbonate lens segment of the market.  Polycarbonate lenses are thinner and lighter than lenses made of other materials, while providing inherent ultraviolet (UV) filtering and impact resistant characteristics.

BMC Industries, Inc. is listed on the New York Stock Exchange under the ticker symbol "BMM."  For more information about BMC Industries, Inc., visit the company's Web site at www.bmcind.com.

Safe Harbor for Forward-Looking Statements

This news release contains various "Forward-Looking Statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are intended to be covered by the safe harbors created thereby.  Statements made in this news release that are not statements of historical facts, including statements regarding future performance, are Forward-Looking Statements.  Such statements are subject to a number of risks and uncertainties that could cause, and in certain instances have caused, actual results or outcomes to differ materially from those projected, including, among others, our ability to obtain additional waivers or other relief from our lenders beyond the additional sixty days granted to the Company; ability to negotiate financing arrangements or other solutions in replacement of our existing credit facility; our ability to generate sufficient cash flow to meet obligations during the waiver period and beyond and availability of borrowing capacity to the Company going forward; the ability to meet future financial covenants under our credit agreement; ability to maintain credit terms with vendors; ability to manage working capital and align costs with market conditions; ability to achieve higher yields at Vision-Ease; ability to reduce inventories while maintaining consistently high customer service levels and product fill rates; ability to increase sales of products at both Vision-Ease and Buckbee-Mears, in particular our ability to replace lost NAFTA and European aperture mask sales with sales in Asia and other areas of the world; further aperture mask price declines; slowdown in growth of, or price reductions in, high-end optical lens products; fluctuations in currency exchange rates; rising raw material costs; ability to execute the restructuring of our European operations; ability to develop new products need to grow within our markets; and the effect of ongoing economic uncertainty on the Company's operations. These and other risks and uncertainties are discussed in further detail in BMC's Annual Report and Form 10-K for the year ended December 31, 2002 and other documents filed with the Securities and Exchange Commission.

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